                                                                       EXHIBIT 2

                                US ONCOLOGY, INC.

             $175,000,000 9 5/8% Senior Subordinated Notes due 2012


                               PURCHASE AGREEMENT

                                                           January 25, 2002
                                                         New York, New York

UBS Warburg LLC
299 Park Avenue
New York, New York  10171

Deutsche Banc Alex. Brown Inc.
31 West 52nd Street
New York, New York  10019

First Union Securities, Inc.
12 East 49th Street, 44th Floor
New York, New York 10017


Ladies and Gentlemen:

                  US Oncology, Inc., a Delaware corporation (the "Company"), and each of the Guarantors (as defined herein), agree with you as follows:

                  1. Issuance of Notes. The Company proposes to issue and sell
                     -----------------
to UBS Warburg LLC, Deutsche Banc Alex. Brown Inc. and First Union Securities, Inc. (the "Initial Purchasers") $175,000,000 aggregate principal amount of 9 5/8% Senior Subordinated Notes due 2012 (the "Original Notes"). The Original Notes will be issued pursuant to an indenture (the "Indenture"), to be dated the Closing Date (as defined herein), by and among the Company, the Guarantors and JP Morgan Chase Bank, as trustee (the "Trustee"). The Company's obligations under the Original Notes will be unconditionally guaranteed (the "Guarantees") on an unsecured senior subordinated basis by the guarantors listed on Schedule I
                                                                      ----------
hereto (collectively, the "Guarantors" and, collectively with the Company, the "Issuers"). All references herein to the Original Notes include the related Guarantees, unless the context otherwise requires. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture.

                  The Original Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Issuers have prepared a preliminary offering memorandum, dated January 9, 2002 (together with any amendments or supplements thereto, the "Preliminary Offering Memorandum"),

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                                       -2-

and a final offering memorandum dated and available for distribution on the date hereof (together with any amendments or supplements thereto, the "Offering Memorandum") relating to the Company, the Guarantors and the Original Notes.

                  The Initial Purchasers have advised the Company that the Initial Purchasers intend, as soon as they deem practicable after this Purchase Agreement (this "Agreement") has been executed and delivered, to resell (the "Exempt Resales") the Original Notes purchased by the Initial Purchasers under this Agreement in private sales exempt from registration under the Act on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBs"), and (ii) other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Act; the persons specified in clauses (i) and (ii) are sometimes collectively referred to herein as the "Eligible Purchasers."

                  Upon issuance of the Original Notes and until such time as the same is no longer required under the applicable requirements of the Act, the Original Notes shall bear the legend relating thereto set forth under "Notice to Investors" in the Offering Memorandum.

                  Holders (including subsequent transferees) of the Original Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement") to be dated the Closing Date in form and substance reasonably satisfactory to the Initial Purchasers and conforming to the description thereof in the Offering Memorandum, for so long as such Original Notes constitute "Registrable Notes" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Issuers will agree to (i) file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth in the Registration Rights Agreement, (a) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to a new issue of debt securities (collectively with the Private Exchange Notes (as defined in the Registration Rights Agreement), the "Exchange Notes" and, together with the Original Notes, the "Notes," which term includes the guarantees related thereto) to be offered in exchange for the Original Notes (the "Exchange Offer") and issued under the Indenture or an indenture substantially identical to the Indenture and/or (b) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Original Notes, and (ii) to use their commercially reasonable best efforts to cause such Registration Statements to be declared effective. This Agreement, the Notes, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Note Documents."

                  The Original Notes are being offered and sold by the Company in part combined with the financings under the Credit Facilities (defined below) to (i) refinance the Company's existing $175.0 million senior credit facility (the "Debt Refinancing"), (ii) terminate and repay in full the Company's existing lease financing facility, (iii) repay in full the Company's existing $100.0 million Senior Notes due 2006, (iv) provide for the Company's ongoing working capital needs and other general corporate purposes and (v) pay related transaction fees and expenses. In addition, the Company will enter into a Credit Agreement (the "Credit Agreement") and an Amended and Restated Participa-

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                                       -3-

tion Agreement (collectively, the "Credit Facilities") with First Union Securities, Inc. as agent, and certain lenders thereto whereby the Company will have no less than a $87.981968 million senior credit facility and a $72.018032 million master operating lease available.

                  The offering of the Original Notes, the Debt Refinancing and the entering into of the Credit Facilities on the Closing Date (as defined below) are collectively referred to as the "Transactions." The Note Documents, the Credit Facilities and the Credit Documents (as defined in the Credit Agreement) are collectively referred to herein as the "Transaction Documents."

                  2.   Agreements to Sell and Purchase. On the basis of the
                       -------------------------------
representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained in this Agreement, the Issuers agree to issue and sell to the Initial Purchasers, and the Initial Purchasers agree to purchase from the Issuers, the aggregate principal amount of the Original Notes set forth opposite their respective names in Schedule III hereto. The purchase price for the Original Notes shall be 97.25% of their principal amount.

                  3.   Delivery and Payment. Delivery of, and payment of the
                       --------------------
purchase price for, the Original Notes shall be made at 10:00 a.m., New York City time, on February 1, 2001 (such date and time, the "Closing Date") at the offices of Cahill Gordon & Reindel at 80 Pine Street, New York, New York 10005. The Closing Date and the location of delivery of and the form of payment for the Original Notes may be varied by mutual agreement between the Initial Purchasers and the Company.

                  One or more of the Original Notes in global form registered in such names as the Initial Purchasers may request upon at least one business day's notice prior to the Closing Date and having an aggregate principal amount corresponding to the aggregate principal amount of the Original Notes shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct), against payment by the Initial Purchasers of the purchase price therefor by means of transfer of immediately available funds to such account or accounts specified by the Company in accordance with its obligations under Sections 4(g) and 8(a)(xii) hereof on or prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date.

                  4.   Agreements of the Issuers. The Issuers, jointly and
                       -------------------------
severally, covenant and agree with the Initial Purchasers as follows:

     (a) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers, without charge, with as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Issuers consent to the use in accordance with the provisions of the Act and with securities or "blue sky" laws of the jurisdictions in which the Notes are offered of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by the Initial Purchasers in connection with Exempt Resales.

     (b) Not to amend or supplement the Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been advised of, and shall not have

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                                       -4-

reasonably objected to, such amendment or supplement within a reasonable time, but in any event not longer than two business days after being furnished with a copy of such amendment or supplement.

     (c) If, during the time that an Offering Memorandum is required to be delivered in connection with any Exempt Resales after the date of this Agreement and prior to the consummation of the Exchange Offer, any event shall occur that, in the judgment of the Issuers or in the judgment of counsel to the Initial Purchasers, makes any statement of a material fact in the Offering Memorandum, as then amended or supplemented, untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, as then amended or supplemented, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with all applicable laws, the Issuers shall promptly notify the Initial Purchasers of such event and prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) the statements in the Offering Memorandum, as amended or supplemented, will, in the light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not be misleading and (ii) the Offering Memorandum will comply with applicable law.

     (d) To cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the qualification or registration of the Original Notes under the securities laws of such jurisdictions as the Initial Purchasers may request and to continue such qualification in effect so long as required for the Exempt Resales. Notwithstanding the foregoing, no Issuer shall be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any such jurisdiction or subject itself to any taxation in any such jurisdiction where it is not then so subject.

     (e) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, to confirm such advice in writing, of the issuance by any securities commission of any stop order suspending the qualification or exemption from qualification of any of the Original Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any securities commission or other regulatory authority. The Issuers shall use their commercially reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Original Notes under any securities laws, and if at any time any securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Original Notes under any securities laws, the Issuers shall use their commercially reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated other than by reason of a default by the Initial Purchasers, to pay all costs, expenses, fees, disbursements (including fees, expenses and disbursements of counsel to the Issuers) reasonably incurred and stamp, documentary or similar taxes incident to and in connection with: (i) the preparation, printing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (in-

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                                       -5-

cluding, without limitation, financial statements) and all amendments and supplements thereto, (ii) all expenses (including travel expenses) of the Issuers and the Initial Purchasers in connection with any meetings with prospective investors in the Original Notes, (iii) the preparation, notarization (if necessary) and delivery of the Note Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement and with the Exempt Resales, (iv) the issuance, transfer and delivery by the Company and the Guarantors of the Original Notes and the Guarantees, respectively, to the Initial Purchasers, (v) the qualification or registration of the Notes for offer and sale under the securities laws of the several states of the United States or provinces of Canada (including, without limitation, the cost of printing and mailing preliminary and final "blue sky" or legal investment memoranda and fees and disbursements of counsel (including local counsel) to the Initial Purchasers relating thereto), (vi) the furnishing of such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (vii) the preparation of certificates for the Notes, (viii) the application for quotation of the Notes in The Portal Market ("Portal") market of the National Association of Securities Dealers, Inc. ("NASD"), including, but not limited to, all listing fees and expenses, (ix) the approval of the Notes by The Depository Trust Company ("DTC") for "book-entry" transfer, (x) the rating of the Notes by rating agencies, (xi) the fees and expenses of the Trustee and its counsel and (xii) the performance by the Issuers of their other obligations under the Note Documents. In addition, if the transactions contemplated by this agreement are not consummated or this agreement is terminated other than by reason of a default by the Initial Purchasers, the Issuer shall pay the fees, expenses and disbursements of counsel to the Initial Purchasers.

     (g) To use the proceeds from the sale of the Original Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

     (h) To do and perform in all material respects all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Original Notes except to the extent any such condition has been waived in writing by Initial Purchasers.

     (i) Not to, and not to permit any of their subsidiaries to, sell, offer for sale or solicit offers to buy any security (as defined in the Act) that would be integrated with the sale of the Original Notes in a manner that would require the registration under the Act of the sale of the Original Notes to the Initial Purchasers or any Eligible Purchasers.

     (j) Not to permit any Issuer to, and to use their commercially reasonable best efforts to cause their other affiliates (as defined in Rule 144 under the Act) not to, resell any of the Original Notes that have been reacquired by any of them.

     (k) Not to engage, not to allow any of their subsidiaries to engage, and to use their commercially reasonable best efforts to cause their other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Issuers make no covenant) not to engage, in any form of general solicitation or gen-
     eral advertising (within the meaning of Regulation D under the Act) in connection with any offer or sale of the Original Notes in the United States prior to the effectiveness of a registration statement with respect to the Notes.

          (l) Not to engage, not to allow any of their subsidiaries to engage, and to use their commercially reasonable best efforts to cause their other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Issuers make no covenant) not to engage, in any directed selling effort with respect to the Original Notes, and to comply with the offering restrictions requirement of Regulation S under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.

          (m) From and after the Closing Date, for so long as any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available upon request the information required by Rule 144A(d)(4) under the Act to (i) any holder or beneficial owner of Notes in connection with any sale of such Notes and
     (ii) any prospective purchaser of such Notes from any such holder or beneficial owner designated by the holder or beneficial owner. The Issuers will pay the expenses of printing and distributing such documents.

          (n) To comply with all of their material agreements set forth in the Registration Rights Agreement.

          (o) To comply with all of their obligations set forth in the representations letter of the Issuers to DTC relating to the approval of the Notes by DTC for "book-entry" transfer and to use their commercially reasonable best efforts to obtain approval of the Notes by DTC for "book-entry" transfer.

          (p) To use their commercially reasonable best efforts to effect the inclusion of the Original Notes in Portal.

          (q) Prior to the Closing Date, to furnish without charge to the Initial Purchasers, (i) as soon as they have been prepared by the Company, a copy of any regularly prepared final internal financial statements of the Company and its subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum,
     (ii) all other reports and other communications (financial or otherwise) that the Issuers mail or otherwise make available to security holders and
     (iii) such other information as the Initial Purchasers shall reasonably request.

          (r) Not to distribute prior to the Closing Date any offering material in connection with the offer and sale of the Original Notes other than the Preliminary Offering Memorandum and the Offering Memorandum.

          (s) During the period of two years after the Closing Date or, if earlier, until such time as the Original Notes are no longer restricted securities (as defined in Rule 144 under the Act), not to be or become a closed-end investment company required to be registered, but not registered, under the Investment Company Act of 1940.

          (t) In connection with the offering, until the Initial Purchasers shall have notified the Company of the completion of the resale of the Notes, not to, and not to permit any of their affiliates (as such term is defined in Rule 501(b) of Regulation D under the Act) to, either alone or with one or more other persons, bid for or purchase for any account in which they or any of their affiliates have a beneficial interest any Notes; and none of the Issuers nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Notes.

          5. Representations and Warranties. (a) The Issuers, jointly and
             ------------------------------
severally, represent and warrant to the Initial Purchasers that:

          (i) Each of the Preliminary Offering Memorandum and the Offering Memorandum has been prepared for use in connection with the Exempt Resales. Neither the Preliminary Offering Memorandum nor the Offering Memorandum as of its respective issue date, and on the Closing Date the Offering Memorandum, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representation or warranty with respect to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum, as supplemented or amended, in reliance upon and in conformity with the information furnished to the Company in writing by or on behalf of the Initial Purchasers relating to the Initial Purchasers expressly for inclusion in the Preliminary Offering Memorandum, the Offering Memorandum or any supplement or amendment thereto. No order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued or to the knowledge of the Company or the Subsidiaries, has been threatened.

          (ii) The documents incorporated by reference in the Offering Memorandum heretofore filed with the Commission were filed in a timely manner and, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder, and any further incorporated documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (iii) There are no securities of the Issuers that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system of the same class as the Notes within the meaning of Rule 144A under the Act.

          (iv) As of the Closing Date, the Company shall have an authorized capitalization as set forth under the heading "Capitalization" in the Offering Memorandum. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. Attached hereto as Schedule II is a true and
                                                      -----------
     complete list of each subsidiary of the Company that would be a "Significant Subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X under the Act, assuming all references to "10 percent" in such definition are changed to "5 percent," their jurisdictions of incorporation or formation, type of entity and percentage equity ownership by the Company (all such Significant Subsidiaries, the "Subsidiaries"). All of the issued and outstanding shares of capital stock of each of the Company's Subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable, were not issued in violation of any preemptive or similar rights and, except as set forth in the Offering Memorandum, are owned by the Company free and clear of all Liens (as defined in the Indenture) (other than those imposed by the Act, the securities or "blue sky" laws of certain jurisdictions and pursuant to the Credit Agreement). Except as set forth in the Offering Memorandum, except for stock options held by the Company's employees and affiliates, and except for the rights of affiliated physicians to receive shares of common stock of the Company in connection with their entering into management services agreements with the Company, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any shares of capital stock of any of the Company's Subsidiaries. Other than affiliated physicians who have acquired shares of common stock of the Company in connection with the Consideration Agreements, no holder of any securities of the Company or any of the Subsidiaries is entitled to have such securities (other than the Notes) registered under any registration statement contemplated by the Registration Rights Agreement or any other agreement.

          (v) Each of the Company and the Subsidiaries (a) is a corporation, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization, as the case may be; (b) has all requisite corporate or other power and authority, and has all governmental licenses, authorizations, consents and approvals, necessary to own its property and carry on its business as now being conducted, except if the failure to obtain any such license, authorization, consent and approval could not reasonably be expected to have a Material Adverse Effect; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. A "Material Adverse Effect" means any material adverse effect on the business, condition financial or other, results of operations, performance, properties or prospects of the Company and its subsidiaries, taken as a whole.

          (vi) Each of the Issuers has all requisite corporate or other power and authority to execute, deliver and perform all of its obligations under the Transaction Documents to which it is a party and to consummate the transactions contemplated by the Transaction Documents to be consummated on its part and, without limitation, the Company has all requisite corporate power and authority to issue, sell and deliver and perform its obligations under the Notes and each Guarantor has all requisite corporate or other power and authority to execute, deliver and perform all its obligations under its Guarantee.

          (vii) This Agreement has been duly and validly authorized, executed and delivered by each Issuer.

          (viii) The Indenture has been duly and validly authorized by each Issuer and, when duly executed and delivered by each Issuer (assuming the due authorization, execution and delivery thereof by the Trustee), will be a legal, valid and binding obligation of each of the Issuers, enforceable against each of them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought. The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

          (ix) The Original Notes have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Company and, when issued, authenticated and delivered by the Company against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, the Original Notes will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought. The Original Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

          (x) The Exchange Notes have been, or upon the Closing Date will be, duly and validly authorized for issuance by the Company and, when issued, authenticated and delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Exchange Notes will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (xi) The Guarantees have been duly and validly authorized by the Guarantors and, when the Original Notes are issued, authenticated and delivered by the Company against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will be legal, valid and binding obligations of the Guarantors, enforceable against each of them in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought. The Guarantees, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

          (xii) The guarantees to be endorsed on the Exchange Notes have been duly and validly authorized by the Guarantors and, when the Exchange Notes are issued, authenticated and delivered in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be legal, valid and binding obligations of the Guarantors, enforceable against each of them in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (xiii) The Registration Rights Agreement has been duly and validly authorized by each of the Issuers and, when duly executed and delivered by each of the Issuers (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), will constitute a legal, valid and binding obligation of each of the Issuers, enforceable against them in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandum.

          (xiv) The Credit Facilities have been duly and validly authorized by the Company and its Subsidiaries and, when executed and delivered by the Company and each Subsidiary (assuming the due authorization, execution and delivery by the other parties thereto), will be legal, valid and binding obligations of the Company and the Subsidiaries, enforceable against each of them in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Credit Facilities, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

                (xv) All taxes, fees and other governmental charges that are due and payable on or prior to the Closing Date in connection with the execution, delivery and performance of the Note Documents and the execution, delivery and sale of the Original Notes shall have been paid by or on behalf of the Company at or prior to the Closing Date.

                (xvi) None of the Company or the Subsidiaries is (A) in violation of its charter, bylaws or other constitutive documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, "Agreements and Instruments"), or
         (C) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, which, in the case of clauses (B) and (C) herein, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There exists no condition that, with notice or the passage of time would constitute a default by the Company or the Subsidiaries under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that would not have a Material Adverse Effect.

                (xvii) The execution, delivery and performance by each of the Issuers of the Transaction Documents to which they are a party including the consummation of the offer and sale of the Original Notes does not or will not violate, conflict with or constitute a breach of any of the terms or provisions of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of any of the Company or any Subsidiary (other than as created pursuant to the Credit Facilities) or an acceleration of any indebtedness of the Company or any Subsidiary pursuant to, (i) the charter, bylaws or other constitutive documents of any of the Company or any Subsidiary, (ii) assuming the consummation of the transactions contemplated thereby, any Agreements and Instruments which would reasonably be expected to have a Material Adverse Effect, (iii) any law, statute, rule or regulation applicable to the Company or any Subsidiary or their respective assets or properties or (iv) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any Subsidiary or their respective assets or properties. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 5(b) of this Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by each of the Company or any Subsidiary for the execution, delivery and performance by each of the Company or any Subsidiary of the Transaction Documents to which it is a party including the consummation of any of the transactions contemplated thereby, except (w) such as have been or will be obtained or made on or prior to the Closing Date, (x) registration of the Exchange Offer or resale of the Notes under the Act pursuant to the

         Registration Rights Agreement or (y) qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in connection with the issuance of the Exchange Notes. No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or any of the other Transaction Documents or the consummation of any of the transactions contemplated thereby, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date.

                (xviii) Except as set forth in the Offering Memorandum, there is
         (A) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company or any Subsidiary threatened or contemplated, to which any of the Company or any Subsidiary is or may be a party or to which the business, assets or property of such person is or may be subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Issuers, that has been proposed by any governmental body or agency, domestic or foreign, (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which any of the Company or any Subsidiary is or may be subject that (x) in the case of clause (A) above, would reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with the issuance of the Notes in any jurisdiction or with the consummation of the transactions contemplated by any of the Transaction Documents and (y) in the case of clauses (B) and (C) above, would reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with the issuance of the Notes in any jurisdiction or with the consummation of the transactions contemplated by any of the Transaction Documents. Every request of any securities authority or agency of any jurisdiction for additional information with respect to the Notes that has been received by the Company or any Subsidiary or their counsel prior to the date hereof has been, or will prior to the Closing Date be, complied with in all material respects.

                (xix) Except as would not reasonably be expected to have a Material Adverse Effect, no labor disturbance by the employees of any of the Company or the Subsidiaries exists or, to the knowledge of the Issuers, is imminent.

                (xx) Except as set forth or incorporated by reference in the Offering Memorandum, the Company and each Subsidiary (A) is in compliance with, or not subject to costs or liabilities under laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder relating to pollution or protection of public and employee health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to it or its business or operations or ownership or use of its property ("Environmental Laws"), other than noncompliance or such costs or liabilities that would not reasonably be expected to have a Material Adverse Effect, and (B) possesses all permits, licenses or other approvals required under applicable Environmental Laws, except where the failure to possess any such permit, license or other approval would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. All material currently pending and, to the knowl-edge of the Issuers, threatened proceedings, notices of violation, demands, notices of potential responsibility or liability, suits and existing environmental investigations by any governmental authority which the Company or the Subsidiaries could reasonably expect to result in a Material Adverse Effect are fully and accurately described in all material respects in the Offering Memorandum The Company and each Subsidiary maintains a system of internal environmental management controls sufficient to provide reasonable assurance of compliance in all material respects of its business facilities, real property and operations with requirements of applicable Environmental Laws other than where such non-compliance would not have a Material Adverse Effect.

                (xxi) The Company and each Subsidiary has (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable authorities, all self-regulatory authorities and all courts and other tribunals (each, an Authorization") necessary to engage in the business conducted by it in the manner described in the Offering Memorandum, except where failure to hold such Authorizations would not be reasonably expected to have a Material Adverse Effect, and (B) neither the Company nor any Subsidiary has received notice of any proceedings relating to the limitation, suspension or revocation of any such Authorization, except where such limitation, suspension or revocation would not reasonably be expected to have a Material Adverse Effect. All such Authorizations are valid and in full force and effect and the Company and each Subsidiary is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that would not reasonably be expected to have a Material Adverse Effect.

                (xxii) The Company and each Subsidiary has valid title in fee simple to all items of real property and title to all personal property necessary to conduct their business as currently conducted, in each case free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except (i) as created pursuant to the Credit Facilities, (ii) such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such Subsidiary to an extent that such interference would have a Material Adverse Effect, and (iii) permitted liens set forth in the Offering Memorandum. Any real property and buildings held under lease by the Company or any such Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary.

                (xxiii) The Company and each Subsidiary owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Intellectual Property") necessary to conduct the businesses operated by it as described in the Offering Memorandum, except where the failure to own, possess or have the right to employ such Intellectual Property would not reasonably be expected to have a Material Adverse Effect. None of the

         Company or any Subsidiary has received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that, if such assertion of infringement or conflict were sustained, would reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company and the Subsidiaries does not infringe on the rights of any person, except for such infringement as would not reasonably be expected to have a Material Adverse Effect.

                (xxiv) All tax returns required to be filed by the Company and each Subsidiary have been filed in all jurisdictions where such returns are required to be filed; and all taxes, including withholding taxes, value added and franchise taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary have been paid, other than those being contested in good faith and for which reserves have been provided, if required in accordance with GAAP (as defined in the Indenture) or those currently payable without penalty or interest and except where the failure to make such required filings or payment would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Issuers, there are no material proposed additional tax assessments against any of the Company and the Subsidiaries or their assets or property.

                (xxv) Neither the Company nor the Subsidiaries has any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or any of the Subsidiaries is or has ever been a participant. With respect to such plans, the Company and each of the Subsidiaries is in compliance in all material respects with all applicable provisions of ERISA.

                (xxvi) Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended.

                (xxvii) Other than affiliated physicians who have acquired shares of common stock of the Company in connection with Consideration Agreements, there are no holders of securities of the Company or any Subsidiary who have the right to request or demand that the Company or any Subsidiary register under the Act any of such securities held by any such holder.

                (xxviii) The Company and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for its assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (xxix) The Company and each Subsidiary maintain insurance covering its properties, assets, operations, personnel and businesses of such type and in such amounts in accordance with customary industry practice to protect the Company and the Subsidiaries and their businesses.

                (xxx) Neither the Company nor (to its knowledge) any of its affiliates (as defined in Rule 501(b) of Regulation D under the Act) has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Original Notes or (B) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Original Notes in a manner that would require registration of the Original Notes under the Act or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any Issuer in a manner that would require registration of the Original Notes under the Act.

                (xxxi) Neither the Company nor (to its knowledge) any of its affiliates (as defined in Regulation D under the Act) has, directly or through any agent (other than the Initial Purchasers or any affiliate of the Initial Purchasers, as to which no representation is made), sold, offered for sale, contracted to sell, pledged, solicited offers to buy or otherwise disposed of or negotiated in respect of, any security (as defined in the Act) that is currently or will be integrated with the sale of the Original Notes in a manner that would require the registration of the Original Notes under the Act.

                (xxxii) None of the Issuers or (to their knowledge) any of their affiliates, or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation), is engaged in any directed selling effort with respect to the Original Notes, and each of them has complied with the offering restrictions requirement of Regulation S under the Act. Terms used in this paragraph have the meaning given to them by Regulation S.

                (xxxiii) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company's execution, delivery and performance of the Transaction Documents or the issuance and delivery of the Notes or the Exchange Notes, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (including, but not limited to, the obligations of the Company to effect payments of principal of, and premium, interest and Additional Interest (as defined in the Registration Rights Agreement) if any, on the Notes and the Exchange Notes in United States dollars free of any liability on the part of any holder thereof), except such as have been obtained or made by the Issuers and are in full force and effect and as may be required by federal and state securities laws with respect to the Issuers' obligations under the Registration Rights Agreement. No form of general solicitation or general advertising (prohibited by the Act in connection with offers or sales such as the Exempt Resales) was used by the Company or any of its representatives (other than the Initial

     Purchasers, as to whom the Issuers make no representation) in connection with the offer and sale of any of the Original Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or displayed on any computer terminal, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Neither the Company nor any of its affiliates has entered into, and neither the Company nor any of its affiliates will enter into, any contractual arrangement with respect to the distribution of the Original Notes except for this Agreement.

        (xxxiv) As of September 30, 2001, neither the Company nor any Subsidiary had any material liabilities or obligations, direct or contingent, that were not set forth in the Company's consolidated balance sheet as of such date or in the notes thereto set forth in the Offering Memorandum. Since September 30, 2001, except as set forth or contemplated in the Offering Memorandum, (a) neither the Company nor any Subsidiary has
     (1) incurred any liabilities or obligations, direct or contingent, that would reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development with respect to the business or condition (financial or other) of the Company and the Subsidiaries that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (d) there has not been any change in the long-term debt of the Company or any of the Subsidiaries.

        (xxxv) Neither the Company nor any of the Subsidiaries (or any agent thereof acting on their behalf) has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect, or as the same may hereafter be in effect, on the Closing Date.

        (xxxvi) PricewaterhouseCoopers LLP, with respect to the Company and its Subsidiaries, and Arthur Andersen LLP, with respect to the 1998 consolidated financial statements of Physician Reliance Network, Inc. incorporated by reference to the Offering Memorandum, are independent accountants within the meaning of the Act. The historical financial statements and the notes thereto included and incorporated by reference in the Offering Memorandum present fairly in all material respects the consolidated financial position and results of operations of the Company and its Subsidiaries at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented (except as disclosed in the Offering Memorandum). The other historical financial and statistical information and data included in the Offering Memorandum are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of the Company and its subsidiaries.

        (xxxvii) The unaudited pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Offering Memorandum have been properly computed on the bases described therein; subject to the uncertainties set forth under "Business -- Service line structure -- Financial Impact of Repositioning," in the Offering Memorandum, the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Offering Memorandum are reasonable in all material respects and the adjustments used therein are appropriate in all material respects to give effect to the transactions or circumstances referred to therein.

      (xxxviii) As of the date hereof (immediately prior to and immediately following the issuance of the Notes on such date) the Company and each of the Subsidiaries is and will be Solvent. No Issuer is contemplating either the filing of a petition by it under any bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and the Company has no knowledge of any Person contemplating the filing of any such petition against any Issuer. As used herein, "Solvent" shall mean, for any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person's ability to pay as such debts and liabilities mature, (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute an unreasonably small capital and (e) such Person is able to pay its debts as they become due and payable.

        (xxxix) Except as described in the section entitled "Plan of Distribution" in the Offering Memorandum, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any other person other than the Initial Purchasers that would give rise to a valid claim against the Company, any such Subsidiary or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes.

        (xl) The statistical and market-related data and forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in the Offering Memorandum are based on or derived from sources that the Issuers believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.

        (xli) As of the Closing Date, each of the representations and warranties of the Company and the Subsidiaries set forth in each of the Transaction Documents will be true and correct as if made at and as of such date (other than to the extent any such representation or warranty is expressly made as to only a certain other date).

        (xlii) Each certificate signed by any officer of the Issuers and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Issuers to the Initial Purchasers as to the matters covered by such certificate.

        (xlii) The Company has delivered to the Initial Purchasers a true and correct copy of each of the Transaction Documents, together with all related agreements and all schedules and exhibits thereto, and there shall have been no material amendments, alterations, modifications or waivers of any of the provisions of any such documents since their respective dates of execution, other than any such amendments, alterations, modifications and waivers as to which the Initial Purchasers have been advised in writing and which would be required to be disclosed in the Offering Memorandum; and to the knowledge of the Company and the Subsidiaries there exists no event or condition which would constitute a default or an event of default under any of the Transaction Documents which would result in a Material Adverse Effect or materially adversely affect the ability of the Company and the Subsidiaries to consummate the Transactions.

          The Issuers acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 of this Agreement, counsel to the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Issuers hereby consent to such reliance.

          (b) Each Initial Purchaser acknowledges that it is purchasing the Original Notes pursuant to a private sale exemption from registration under the Securities Act, and that the Original Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser represents, warrants and covenants to the Issuers that:

          (i) It is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes.

          (ii) (A) Neither it, nor any person acting on its behalf, has or will solicit offers for, or offer or sell, the Original Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act and (B) it has and will solicit offers for the Original Notes only from, and will offer and sell the Original Notes only to (1) persons whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in reliance on the exemption from the registration requirements of the Act pursuant to Rule 144A, or (2) persons other than U.S. persons outside the United States in reliance on the exemption from the registration requirements of the Act provided by Regulation S.

          (iii) With respect to offers and sales outside the United States:

                  (A) the Initial Purchasers will comply with all applicable laws and regulations in each jurisdiction in which they acquire, offer, sell or deliver Notes or have in their possession or distribute either any Offering Memorandum or any such other material, in all cases at their own expense; and

                     (B) the Initial Purchasers have offered the Original Notes and will offer and sell the Original Notes (1) as part of its distribution at any time and (2) otherwise until 40 days after the later of the commencement of the offering of the Original Notes and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act. Accordingly, neither the Initial Purchasers nor any persons acting on their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Original Notes, and any such persons have complied and will comply with the offering restrictions requirements of Regulation S.

               Terms used in this Section 5(b)(iii) have the meanings given to them by Regulation S.

               (iv) The source of funds being used by it to acquire the Original Notes does not include the assets of any "employee benefit plan" (within the meaning of Section 3 of ERISA) or any "plan" (within the meaning of Section 4975 of the Code).

                  The Initial Purchasers understand that the Issuers and, for purposes of the opinions to be delivered to them pursuant to Section 8 hereof, counsel to the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations, and the Initial Purchasers hereby consent to such reliance.

                  6. Indemnification. (a) Each of the Issuers, jointly and
                     ---------------
severally, agrees to indemnify and hold harmless the Initial Purchasers, each person, if any, who controls the Initial Purchasers within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of the Initial Purchasers and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited, to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, "Losses") to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers will not be liable to any Initial Purchaser in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to such Initial Purchaser furnished to the Company by or on behalf of the Initial Purchasers expressly for use therein, provided, however, that with respect to any untrue statement or omission from the Preliminary Offering Memorandum the indemnity agreement contained in this
Section 6(a) shall not in-
ure to the benefit of any Initial Purchaser to the extent that the sale to the person asserting any such Loss was an initial resale by such Initial Purchaser and any such Loss of or with respect to such Initial Purchaser results from the fact that both (A) it is established in the proceeding related to such Losses that, to the extent required by applicable law, a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of the Notes to such person and (B) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum, provided, however, that this subsection (B) shall not affect any Initial Purchaser's rights under the indemnity agreement contained in this Section 6(a) with respect to any Losses arising out of or based upon any other untrue statement or omission or alleged untrue statement or omission that was the subject of such proceeding and (C) such failure to so send or give was not a result of non-compliance by the Issuers with the Issuers' offering documentation delivery obligations in Section 4. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have, including, but not limited to, liability under this Agreement.

               (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless each Issuer, each person, if any, who controls each Issuer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and each of their respective agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person from and against any Losses to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the Initial Purchasers furnished in writing to the Company by or on behalf of such Initial Purchaser expressly for use therein. The Issuers and the Initial Purchasers acknowledge that the information described in Section 9 is the only information furnished in writing by the Initial Purchasers to the Issuers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

               (c) Promptly after receipt by an indemnified party under subsection 6(a) or 6(b) above of notice of the commencement of any action, suit or proceeding (collectively, an "action"), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent which consent may not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by paragraph (a) or (b) of this Section 6, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 45 days prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          7. Contribution. In order to provide for contribution in circumstances
             ------------
in which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 6 of this Agreement, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and such Initial Purchaser, on the other hand, from the offering of the Original Notes or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Original Notes (net of discounts and commissions but before deducting expenses) received by the Issuers are to (y) the total discount received by the Initial Purchasers as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Issuers, on the one hand, and such Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

          The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the total discount applicable to the Original Notes pursuant to this Agreement exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each person, if any, who controls any Issuer within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act and each director, officer, employee and agent of such Issuer shall have the same rights to contribution such Issuer. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent, provided, however, that such written consent was not unreasonably withheld.

          8.   (a) Conditions of Initial Purchasers' Obligations. The
                   ---------------------------------------------
obligations of the Initial Purchasers to purchase and pay for the Original Notes, as provided for in this Agreement, shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase:

          (i) All of the representations and warranties of the Issuers contained in this Agreement shall be true and correct, or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect, on the date of this Agreement and, in each case after giving effect to the transactions contemplated hereby, on the Closing Date, except that if a representation and warranty is made as of a specific date, and such date is expressly referred to therein, such representation and warranty shall be true and correct (or true and correct in all material respects, as applicable) as of such date. The Issuers shall have performed or complied with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by them at or prior to the Closing Date.

          (ii) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers on the day following the date of this Agreement or at such later date as the Initial Purchasers may determine. No stop order suspending the qualification or exemption from qualification of the Original Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

          (iii) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Closing Date, prevent the issuance of the Original Notes or consummation of the Exchange Offer; except as disclosed in the Offering Memorandum, no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the knowledge of the Issuers, threatened against the Company and/or any Subsidiary before any court or arbitrator or any governmental body, agency or official that would reasonably be expected to have a Material Adverse Effect; and no stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued.

          (iv) As of September 30, 2001, neither the Company nor any Subsidiary had any material liabilities or obligations, direct or contingent, that were not set forth in the Company's consolidated balance sheet as of such date or in the notes thereto set forth in the Offering Memorandum. Since September 30, 2001, except as set forth or contemplated in the Offering Memorandum, (a) neither the Company nor any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that would reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development in respect of the business or condition (financial or other) of the Company and the Subsidiaries that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (v) The Initial Purchasers shall have received certificates, dated the Closing Date, signed by two authorized officers of each of the Company and the Guarantors confirming, as of the Closing Date, to their knowledge, the matters set forth in paragraphs (i), (ii), (iii) and (iv) of this
     Section 8.

          (vi) The Initial Purchasers shall have received on the Closing Date opinions dated the Closing Date, addressed to the Initial Purchasers, of
     (A) Andrews & Kurth, Mayor, Day, Caldwell & Keeton L.L.P., counsel to the Issuers, (B) Jenkens & Gilchrist, a professional corporation, special regulatory counsel for the Company, and (C) Phillip H. Watts, general counsel for the Company substantially in the form of Exhibits A-1, A-2 and
                                                          ------------  ---
     A-3, respectively,
     ---
     attached hereto and in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

          (vii) The Initial Purchasers shall have received on the Closing Date an opinion (satisfactory in form and substance to the Initial Purchasers) dated the Closing Date of Cahill Gordon & Reindel, counsel to the Initial Purchasers.

          (viii) The Initial Purchasers shall have received a "comfort letter" from PricewaterhouseCoopers LLP and Arthur Andersen LLP, independent public accountants for the Company, dated the date of this Agreement, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers. In addition, the Initial Purchasers shall have received a "bring-down comfort letter" from PricewaterhouseCoopers LLP, dated as of the Closing Date, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

          (ix) Each of the Issuers shall have entered into the Indenture and each of the Initial Purchasers shall have received copies, conformed as executed, thereof.

          (x) Each of the Issuers shall have entered into the Credit Facilities and each of the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

          (xi) Each of the Issuers shall have entered into the Registration Rights Agreement and each of the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

          (xii) The Company shall have notified the lenders under the Company's credit agreement dated as of December 30, 1997, as amended (as in effect on the date hereof), of the Company's intention to pay all obligations with respect thereto with a portion of the proceeds of the Original Notes and simultaneously with the issuance of the Original Notes all such obligations shall be paid by the Company in full. Upon such payment, such credit agreement shall be terminated in accordance with the terms thereof.

          (xiii) The Initial Purchasers shall have received on the Closing Date a certificate from the Company dated the Closing Date as to the solvency of the Company and the Subsidiaries, addressed to the Initial Purchasers.

          (xiv) The Initial Purchasers shall have received copies of the Guarantees conformed as executed.

          (xv) All government authorizations required in connection with the issue and sale of the Notes as contemplated under this Agreement and the performance of the Company's obligations hereunder and under the Indenture and the Notes shall be in full force and effect.

          (xvi) The Initial Purchasers shall have been furnished with wiring instructions for the application of the proceeds of the Original Notes in accordance with this Agreement and such other information as it may reasonably request.

          (xvii) Cahill Gordon & Reindel, counsel to the Initial Purchasers, shall have been furnished with such documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

          (xviii) The Original Notes shall be eligible for trading in the Portal market upon issuance.

          (xix) All agreements set forth in the representation letter of the Issuers to DTC relating to the approval of the Notes by DTC for "book-entry" transfer shall have been complied with.

             If any of the conditions specified in this Section 8 (a) shall not have been fulfilled in all material respects when and as required by this Agreement to be fulfilled (or waived by the Initial Purchasers), this Agreement may be terminated by the Initial Purchasers on notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party. Notwithstanding any such termination, the provisions of Sections 4(f), 6, 7, 9, 10 and 11(d) shall remain in effect.

             (b) Condition of the Issuers' Obligations. The obligations of the
                 -------------------------------------
Issuers to issue and sell the Original Notes, as provided for in this Agreement, shall be subject to satisfaction of the following condition prior to or concurrently with such issuance or sale:

             (i) Each of the Issuers shall have entered into the Credit Facilities and each of the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

             The documents required to be delivered by this Section 8 will be delivered at the office of counsel for the Initial Purchasers on the Closing Date.

             9.   Initial Purchasers' Information. The Issuers and the Initial
                  -------------------------------
Purchasers severally acknowledge that the statements with respect to the delivery of the Original Notes to the Initial Purchasers set forth in (x) the third paragraph on page (ii) and (y) the fourth paragraph, the sixth paragraph, the seventh paragraph, the first, second and third sentences of the eighth paragraph, the ninth paragraph and the eleventh paragraph under the caption "Plan of Distribution" in the Preliminary Offering Memorandum and the Offering Memorandum constitute the only information furnished in writing by the Initial Purchasers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

             10.  Survival of Representations and Agreements. All
                  ------------------------------------------
representations and warranties, covenants and agreements contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof or by or on behalf of the Issuers or any controlling person thereof, and shall survive delivery of and payment for the Original Notes to and by the Initial Purchasers. The agreements contained in Sections 4(f), 6, 7, 9 and 11(d) shall survive the termination of this Agreement, including pursuant to Section 11.

               11. Effective Date of Agreement; Termination. (a) This Agreement
                   ----------------------------------------
shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

               (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers' part to the Issuers if, on or prior to such date, (i) the Issuers shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed under this Agreement when and as required, (ii) any other condition to the obligations of the Initial Purchasers under this Agreement to be fulfilled by the Issuers pursuant to Section 8 (a) is not fulfilled when and as required in any material respect, (iii) the condition to the obligations of the Issuers set forth in
Section 8(b)(i) is not fulfilled (iv) trading in securities of the Issuer on the Nasdaq National Market shall have been suspended or materially limited, (v) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, or minimum prices shall have been established thereon by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction, (vi) a general banking moratorium shall have been declared by federal or New York authorities, (vii) there shall have been a material disruption in commercial banking or securities settlement or clearance services in the United States, (viii) there is an outbreak or escalation of hostilities or other national or international calamity, in any case involving the United States, on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise) which affects the U.S. or international markets, making it, in the Initial Purchasers' judgment, impracticable or inadvisable to proceed with the offering or delivery of the Original Notes on the terms and in the manner contemplated in the Offering Memorandum or (ix) there shall have been such a change in general economic, political or financial conditions or the effect (or potential effect if the financial markets in the United States have not yet opened) of international conditions on the financial markets in the United States shall be such as, in the Initial Purchasers' judgment, to make it impracticable or inadvisable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Offering Memorandum.

               (c) Any notice of termination pursuant to this Section 11 shall be given at the address specified in Section 12 below by telephone, telex, telephonic facsimile or telegraph, confirmed in writing by letter.

               (d) If this Agreement shall be terminated pursuant to clause (i) or (ii) of Section 11(b), or if the sale of the Notes provided for in this Agreement is not consummated (x) because of any refusal, inability or failure on the part of the Issuers to satisfy any condition to the obligations of the Initial Purchasers set forth in this Agreement to be satisfied on their part,
(y) because of any refusal, inability or failure of the Issuers to issue and sell the Notes as a result of the condition to the Issuers' obligations set forth in clause (i) of Section 8(b) not being satisfied, or (z) because of any refusal, inability or failure on the part of the Issuers to perform any agreement in this Agreement or comply with any provision of this Agreement, the Issuers will, subject to demand by the Initial Pur-chasers, reimburse the Initial Purchasers for all of their reasonable out-of-pocket expenses (including the fees and expenses of the Initial Purchasers' counsel) incurred in connection with this Agreement.

               12. Notice. All communications with respect to or under this
                   ------
Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchasers, shall be mailed, delivered, or, telegraphed or telecopied and confirmed in writing to UBS Warburg LLC, 299 Park Avenue, New York, New York 10171 (telephone: (212) 821-3000, fax number: 203-719-1075), Attention: Syndicate Department; and if sent to the Issuers, shall be mailed, delivered or, telegraphed or telecopied and confirmed in writing to US Oncology, Inc., 16825 Northchase Drive, Suite 1300, Houston, Texas 77060 (telephone: (832) 601-8766, fax: (832) 601-6600), Attention: Chief
Executive Officer.

               All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by telecopier machine, if telecopied; and one business day after being timely delivered to a next-day air courier.

               13. Parties. This Agreement shall inure solely to the benefit of,
                   -------
and shall be binding upon, the Initial Purchasers, the Issuers and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchasers.

               14. Construction. This Agreement shall be construed in accordance
                   ------------
with the internal laws of the State of New York (without giving effect to any provisions thereof relating to conflicts of law).

               15. Captions. The captions included in this Agreement are
                   --------
included solely for convenience of reference and are not to be considered a part of this Agreement.

               16. Counterparts. This Agreement may be executed in various
                   ------------
counterparts that together shall constitute one and the same instrument.

               If the foregoing Purchase Agreement correctly sets forth the understanding among the Issuers and the Initial Purchasers, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Issuers and the Initial Purchasers.

                                      US ONCOLOGY, INC.


                                      By: ______________________________________
                                          Name:
                                          Title:


                                      The GUARANTORS listed on Schedule I hereto


                                      By: ______________________________________
                                          Name:
                                          Title:

Confirmed and accepted as of
the date first above written:


UBS WARBURG LLC

By: ______________________________________
    Name:
    Title:

By: ______________________________________
    Name:
    Title:


DEUTSCHE BANC ALEX. BROWN INC.

By: ______________________________________
    Name:
    Title:

By: ______________________________________
    Name:
    Title:


FIRST UNION SECURITIES, INC.


By: ______________________________________
    Name:
    Title:

By: ______________________________________
    Name:
    Title:

                                                                      Schedule I
              Guarantors

AOR Holding Company of Indiana, Inc.
AOR Management Company of Alabama, Inc.
AOR Management Company of Arizona, Inc.
AOR Management Company of Central Florida, Inc.
AOR Management Company of Florida, Inc.
AOR Management Company of Indiana, Inc.
AOR Management Company of Missouri, Inc.
AOR Management Company of Nevada, Inc.
AOR Management Company of New York, Inc.
AOR Management Company of North Carolina, Inc.
AOR Management Company of Ohio, Inc.
AOR Management Company of Oklahoma, Inc.
AOR Management Company of Oregon, Inc.
AOR Management Company of Pennsylvania, Inc.
AOR Management Company of South Carolina, Inc.
AOR Management Company of Texas, Inc.
AOR Management Company of Virginia, Inc.
AOR of Indiana Management Partnership
AOR of Texas Management Limited Partnership
AOR Real Estate, Inc.
AOR Synthetic Real Estate, Inc.
AORIP, Inc.
AORT Holding Company, Inc.
Greenville Radiation Care, Inc.
Physician Reliance Holdings, LLC
Physician Reliance Network, Inc.
Physician Reliance, L.P.
PRN Physician Reliance, LLC
RMCC Cancer Center, Inc.
TOPS Pharmacy Services, Inc.
US Oncology Corporate, Inc.
US Oncology Research, Inc.

                                                                     Schedule II

                                                                                        Jurisdiction
                                                                   %                          of
                                                            Owned by the                Incorporation
      Subsidiary               Type of Entity                  Company                 or Organization
      ----------               --------------               ------------               ---------------
AOR Holding Company of       Corporation              100% owned by Physician              Delaware
Indiana, Inc.                                         Reliance Network, Inc.

AOR Management Company       Corporation              100% owned by Physician              Delaware
of Arizona, Inc.                                      Reliance Network, Inc.

AOR Management Company       Corporation              100% owned by Physician              Delaware
of Indiana, Inc.                                      Reliance Network, Inc.

AOR Management Company       Corporation              100% owned by Physician              Delaware
of New York, Inc.                                     Reliance Network, Inc.

AOR Management Company       Corporation              100% owned by Physician              Delaware
of Oklahoma, Inc.                                     Reliance Network, Inc.

AOR Management Company       Corporation              100% owned by Physician              Delaware
of Oregon, Inc.                                       Reliance Network, Inc.

AOR Management Company       Corporation              100% owned by Physician              Delaware
of Pennsylvania, Inc.                                 Reliance Network, Inc.

AOR Management Company       Corporation              100% owned by Physician              Delaware
of South Carolina, Inc.                               Reliance Network, Inc.

AOR Management Company       Corporation              100% owned by Physician              Delaware
of Virginia, Inc.                                     Reliance Network, Inc.

AOR Management Company       Corporation              100% owned by Physician              Delaware
of North Carolina, Inc.                               Reliance Network, Inc.

AOR of Texas Management      Limited Partnership      99% owned by AORT Holding              Texas
Limited Partnership                                   Company, Inc.; 1% owned by
                                                      AOR Management Company of
                                                      Texas, Inc.

AORT Holding Company,        Corporation              100% owned by Physician              Delaware
Inc.                                                  Reliance Network, Inc.

                                                                                            Jurisdiction
                                                                   %                              of
                                                            Owned by the                    Incorporation
      Subsidiary               Type of Entity                  Company                     or Organization
      ----------               --------------               ------------                   ---------------
Physician Reliance Network,     Corporation              100% owned by US Oncology, Inc.         Texas
Inc.

Physician Reliance Holdings,    Limited Liability        100% owned by Physician                Delaware
LLC                             Company                  Reliance Network, Inc.

Physician Reliance, L.P.        Limited Partnership      99% owned by Physician                  Texas
                                                         Reliance Holdings, LLC; 1%
                                                         owned by PRN Physician
                                                         Reliance, LLC

RMCC Cancer Center, Inc.        Corporation              100% owned by Physician                Delaware
                                                         Reliance Network, Inc.

                                                                    Schedule III


--------------------------------------------------------------------------------
                                                 Principal Amount of
Initial Purchaser                                  Original Notes
--------------------------------------------------------------------------------
UBS Warburg LLC                                  $    61,250,000
--------------------------------------------------------------------------------
Deutsche Banc Alex. Brown Inc.                   $    56,875,000
--------------------------------------------------------------------------------
First Union Securities, Inc.                     $    35,000,000
--------------------------------------------------------------------------------
J.P. Morgan Securities Inc.                      $    21,875,000
--------------------------------------------------------------------------------
Total                                            $   175,000,000
--------------------------------------------------------------------------------